UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 19, 2025

ALGORHYTHM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41405	95-3795478
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6301 NW 5th Way, Suite 2900
Fort Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(954) 596-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RIME	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2025, Ajesh Kapoor was appointed to serve as a member of the board of directors (the “Board”) of Algorhythm Holdings, Inc. (the “Company”).

Mr. Kapoor, age 58, has served as the Chief Executive Officer of SemiCab Holdings LLC (“SemiCab Holdings”), a subsidiary of the Company that owns and operates the Company’s SemiCab AI logistics and distribution business, since July 2024 and is the Founder and Chief Executive Officer of SemiCab, Inc., a company that he founded in July 2018 that previously owned the Company’s SemiCab AI logistics and distribution business. From April 2015 to July 2018, Mr. Kapoor served as the Vice President of Product Management of GT Nexus, a division of Infor, the world’s largest cloud-based B2B multi-enterprise network and execution platform for global trade and supply chain management, and from April 2012 to March 2015, served as a Senior Director of GT Nexus. Earlier in his career, Mr. Kapoor served as Global Head of Supply Chain Advisory Services of the Retail, CPG and Transportation Industry segments of Wipro Technologies, a multi-national technology company that provides information technology, consulting and business process services. He was also the Co-Founder and Chief Technology Officer of GEOCOMtms, a division of Blue Yonder Group, Inc. that provides optimization software to manage multiple-stop daily delivery fleet routing and scheduling.

Mr. Kapoor received a BE in Mechanical Engineering from the Indian Institute of Technology, Roorkee, an MBA from Panjab University, and an MS in Operations Research from the Georgia Institute of Technology.

The Board concluded that Mr. Kapoor is qualified to serve on the Board because of his extensive logistics and supply chain technology innovation and leadership experience.

Mr. Kapoor was appointed a member of the Board pursuant to that certain amended and restated employment agreement, dated May 2, 2025, among the Company, SemiCab Holdings and Mr. Kapoor, which granted Mr. Kapoor the right to serve as a member of the Board. There are no other arrangements or understandings between Mr. Kapoor and any other persons pursuant to which Mr. Kapoor was appointed director of the Company, and there are no family relationships between Mr. Kapoor and any director or executive officer of the Company.

Other than as disclosed above or in previous filings that the Company has made with the Securities and Exchange Commission, Mr. Kapoor has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed.

Item 7.01 Regulation FD Disclosure.

On May 20, 2025, the Company issued a press release announcing the appointment of Mr. Kapoor to the Board. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
99.1	Press Release issued May 20, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2025	ALGORHYTHM HOLDINGS, INC.

	By:	/s/ Alex Andre
	Name:	Alex Andre
	Title:	Chief Financial Officer and General Counsel